EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated April 19, 1996, except as to the restatement of the consolidated financial statements described in Note 18 which is as of May 8, 1996, relating to the financial statements of Forasol-Foramer N.V., which appears in such Prospectus. We also consent to the reference to our firm under the caption "Independent Public Accountants."

Paris, France
January 23, 1997

PRICE WATERHOUSE